CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-266251 on Form S-6 of our report dated September 9, 2022, relating to the financial statements of FT 10274, comprising International Capital Strength Portfolio, Series 56 and SMid Capital Strength Portfolio, Series 56, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

September 9, 2022